UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2015

BIOHITECH GLOBAL, INC.

(formerly known as Swift Start Corp.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-192151	46-233496
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Copies to:

Peter Campitiello, Esq.

Kane Kessler, P.C.

1350 Avenue of the Americas

New York, New York 10019

Tel: 212-541-6222

Fax: 212-245-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Explanatory Note: BioHiTech Global, Inc. (The “Registrant”) is filing this Form 8-K/A to amend the Current Report on Form 8-K filed on August 11, 2015 (the “Original Report”). This Form 8-K/A amends the Original Report to include the audited financial statements of Bio Hi Tech America, LLC (“BioHiTech”) for the fiscal years ended December 31, 2014 and 2013, the unaudited financial statements of BioHiTech for the period ended June 30, 2015, and the unaudited proforma condensed combined financial information related to the Registrant’s acquisition of BioHiTech, required pursuant to Items 9.01(a) and 9.01(b) of Form 8-K.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

BACKGROUND

On August 6, 2015, Swift Start Corp., a Delaware corporation (the “Registrant” or the “Company”) amended its Certificate of Incorporation (the “Amendment”) to (i) change its name to BioHiTech Global, Inc. and (ii) to amend the number of its authorized shares of capital stock from 200,000,000 to 30,000,000 shares of which 20,000,000 shares were designated common stock, par value $0.0001 per share (the “Common Stock”) and 10,000,000 shares were designated “blank check” preferred stock, par value $0.0001 per share (the “Preferred Stock”). As previously reported on February 10, 2015, the Amendment was approved by holders of a majority of the Registrant’s Common Stock (the “Majority Holder”) on February 6, 2015.

Also, on August 6, 2015, the Registrant entered into and consummated an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”), with Biohitech Global, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant (“Acquisition”) and Bio Hi Tech America, LLC, a Delaware limited liability company (“BioHiTech”). Pursuant to the terms of the Merger Agreement, Acquisition merged with and into BioHiTech in a statutory reverse triangular merger (the “Merger”) with BioHiTech surviving as a wholly-owned subsidiary of the Registrant. As consideration for the Merger, we issued the interest holders of BioHiTech (the “BioHiTech Holders”) an aggregate of 6,975,000 shares of our Common Stock issued to the BioHiTech Holders in accordance with their pro rata ownership of BioHiTech membership interests. Following the Merger, the Registrant adopted the business plan of BioHiTech in the development, marketing and sales of food waste disposal systems which transform food waste into nutrient-neutral water which may be disposed of via sewer systems while utilizing proprietary software to collect and transmit environmental performance data to its customers.

2

Immediately prior to the Merger, the Registrant had 9,040,000 shares of Common Stock issued and outstanding. In connection with the Merger, the Majority Shareholder and other shareholders collectively agreed to retire and cancel an aggregate of 8,515,000 shares of Common Stock. Following the consummation of the Merger, the issuance of the Merger Shares, and the retirement of the 8,515,000 shares of Common Stock, the Registrant had 7,500,000 shares of Common Stock issued and outstanding and the BioHiTech Holders beneficially own 6,975,000 shares or approximately ninety three percent (93%) of such issued and outstanding Common Stock.

FORM 10 DISCLOSURE

The Company was not a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the completion of the transactions contemplated by the Merger Agreement and the Amendment. Set forth below, pursuant to Item 2.01(f) of Form 8-K, however, is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the transactions contemplated by the Merger Agreement). The information provided below relates to the combined operations of the Company after its acquisition of Bio Hi Tech America, LLC and completion of the Merger.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 6, 2015, the Registrant entered into and consummated the Merger Agreement. For a description of the Merger , and the material agreements entered into therewith, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

MERGER WITH BIO HI TECH AMERICA, LLC

On August 6, 2015, Swift Start Corp. a Delaware corporation (the “Registrant” or the “Company”), entered into and consummated the Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Biohitech Global, Inc. a Delaware corporation and wholly-owned subsidiary of the Registrant and Bio Hi Tech America, LLC, a Delaware limited liability company (“BioHiTech”). Upon consummation of the Transactions set forth in the Merger Agreement (the “Closing”), the Registrant adopted the business plan of BioHiTech.

Pursuant to the Merger Agreement, Acquisition merged with and into BioHiTech in a statutory reverse triangular merger (the “Merger”) with BioHiTech surviving as a wholly-owned subsidiary of the Registrant. As consideration for the Merger, the Registrant issued the equityholders of BioHiTech (the “BioHiTech Holders”) an aggregate of 6,975,000 shares of our Common Stock (the “Merger Shares”) in accordance with the pro rata ownership of the BioHiTech Holders. As a result of the Merger, the BioHiTech Holders received approximately ninety percent (90%) of the issued and outstanding Common Stock of the Registrant. The parties have taken the actions necessary to provide that the Merger is treated as a “tax free exchange” under Section 351 of the Internal Revenue Code of 1986, as amended. The Merger Agreement contains customary representations, warranties and covenants of the Registrant and BioHiTech for like transactions. The foregoing descriptions of the above referenced agreements do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the Merger Agreement attached as Exhibits 10.1 to this Current Report on Form 8-K. A copy of the press release dated August 11, 2015, announcing the completion of the Merger, is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

3

On August 6, 2015, the Company amended its Certificate of Incorporation (the “Amendment”) to: (i) change its name to BioHiTech Global, Inc.; and (ii) amend the number of its authorized shares of capital stock from 200,000,000 shares to 20,000,000 consisting of (a) 20,000,000 shares were designated as Common Stock and (b) 10,000,000 shares were designated as blank check preferred stock.

At the effective time of the Merger, our board of directors and officers were reconstituted by the appointment of Frank E. Celli as Chairman and Chief Executive Officer, Robert A. Joyce as President and Chief Operating Officer, and Harriet Hentges, Robert A. Graham, James D. Chambers and Douglas M. Van Oort as Directors. Shaul Martin resigned as Chief Executive Officer, Chief Financial Officer and Chairman and Benyamin Anshin resigned as Secretary and Treasurer in connection with the Transaction.

Pro Forma Ownership

Following the issuance of the Merger Shares, the former equityholders of BioHiTech and/or their designees now beneficially own approximately ninety-three percent (93%) of the total outstanding shares of the Registrant’s Common Stock. For financial accounting purposes, the acquisition was treated as a reverse business combination of the Company by BioHiTech, under the purchase method of accounting, with BioHiTech as the acquirer. Upon consummation of the Merger, the Company adopted the business plan of BioHiTech.

DESCRIPTION OF BUSINESS OF BIO HI TECH AMERICA, LLC

COMPANY OVERVIEW

Bio Hi Tech America, LLC, (“BioHiTech”) was formed in the State of Delaware on April 12, 2007.

BioHiTech provides a simple, environmentally friendly, and cost effective solution for food waste disposal.  BioHiTech has a global distribution license to sell, lease, use, distribute, and manufacture the product currently known as the Eco-Safe Digester. The Eco-Safe Digester is a data-driven, network-based mechanical/biological technology which transforms food waste into nutrient-neutral water that can safely be disposed of via conventional sanitary sewer systems.  The Eco-Safe Digester reduces greenhouse gas emissions by reducing the volume of food waste being disposed of in landfills and eliminating the corresponding transportation of this waste. In addition, the technology saves users money by avoiding disposal costs (“tip fees”) and transportation charges.  This process allows waste producing organizations to actively contribute to environmental sustainability and the preservation of resources in a cost-effective manner.  The Eco-Safe Digester may be used by businesses in food service, hospitality, healthcare, government, conference centers, education centers, or stadiums that generate a high volume of waste. It is estimated that the US addressable market is in excess of 250,000 locations that could qualify for digesters and an additional 250,000 internationally.

The Eco-Safe Digester is currently installed in 37 states throughout the United States as well as eleven foreign countries, including the United Kingdom, Canada and Israel.

BioHiTech has over 300 units installed worldwide with over seven years of operating experience. With units in the field for over seven years, BioHiTech’s products have proven to have at least a reasonably long-term life expectancy comparable to the products sold by its competitors.

4

BioHiTech hopes to leverage its existing technology, including the Eco-Safe Digester’s on-board weighing system, by collecting, accumulating and providing empirical data which we hope will improve the efficiency of the upstream supply chain. By streaming data from the digesters, collecting information from system users and integrating business application data, we expect BioHiTech’s internet enabled system known as the BioHiTech Cloud to provide necessary data that we expect will help customers reshape their purchasing decisions and positively effect employee behavior. In its simplest form, the BioHiTech Cloud quantifies food waste in a fashion that has historically not been available. It enables users to understand food waste generation habits and to pay for the Eco-Safe Digester based on savings on to traditional waste charges as well as improved operational efficiencies.

The BioHiTech Cloud data is used to help educate customers as to where, when and how waste is being created. Tracking and analyzing waste based on creation time, food type, preparation stage or other key metrics may provide a clear picture of the food waste lifecycle. While the Eco-Safe Digester already provides significant economic savings and decreases in carbon footprint, the addition of the BioHiTech Cloud increases that impact by helping the customer to more accurately manage inventory, preparation practices and staff efficiencies.

PRODUCTS AND SERVICES

BioHiTech believes its products remove organic waste from the overcrowded and costly landfills of the world and provide significant benefits to both business organizations and the community including:

•	Eliminating the transportation of organic waste
•	Reducing carbon emissions associated with landfilling and truck transportation
•	Complying with municipal laws banning organic waste from landfills
•	Contributing to corporate and regulatory targets for diverting waste from landfills
•	Extending the lifespan of the country’s disposal facilities
•	Reducing groundwater and soil contamination at landfills
•	Reducing harmful greenhouse gases that contribute to global climate change
•	Recycling food waste into renewable resources (clean water, biogas, bio-solids)

The Eco-Safe Digester

The Eco-Safe Digester is high technology appliance built upon several international patents that provides a safe, clean and odorless process for converting organic waste to a nutrient neutral discharge that is introduced to the typical sewage drain. The Digester utilizes technology similar to municipal sewage treatment plants in a scaled down, friendly point of generation format. It is an ecologically friendly solution for processing food waste directly at its source.

5

The Eco-Safe Digester can digest up to 2,500 pounds of food waste every day including vegetables, fruits, meat, fish, poultry, grains, coffee grinds, egg shells and dairy products, with decomposition typically occurring within 24 hours. The Eco-Safe Digester rapidly digests large volumes of food waste into a nutrient neutral liquid effluent using the following steps:

•	A proprietary blend of microorganisms and bio-media are loaded into the Eco-Safe Digester
•	Heat, agitation and water help enable the microorganisms to reduce the food waste into liquefied grey water, also called effluent
•	Food waste is continuously added into the machine daily
•	The effluent drains into a conventional sanitary sewer system

The Eco-Safe Digester is available in three sizes to fit varying point of creation requirements. The appliance is manufactured using the best components and materials. It is wrapped in durable stainless steel to complement industrial kitchen equipment, provide long life and resist corrosion.

The BioHiTech Cloud

The BioHiTech solution is not based only on the removal of waste but also provides information and metrics to improve the efficiency of an organization. Such information has not been readily available to consumers in the past. By providing a cloud-based dashboard, the BioHiTech Cloud gives real-time visibility to the status of the device itself and provides insight to the efficiencies of the operations of food preparation and consumption of the user. Using leading edge cloud technologies, the systems allow for deep visibility into the process on an individual, regional, or national level. BioHiTech currently has a provisional patent pending on this technology.

Currently, BioHiTech leverages multiple sales models including traditional capital expense sales model and all-inclusive rental models. List prices for all of the three models are under $50,000. Under the retail sales model, each unit is normally accompanied by an annual service or supply contract providing a potential recurring revenue stream for each unit sold. Annual service contracts range from $2,300.00 to $5,450.00 per year depending on the size of the unit and level of support. Typical customer return on investment is approximately three years depending on tip fees within their geographical footprint and without giving effect to potential savings due to increased efficiencies.

Under BioHiTech’s rental model, BioHiTech provides a digester, quarterly service, consumables and in some cases an annual cloud license under a monthly bundled charge. These contracts normally range from three to five years in duration. Monthly charges range from $500.00 to $1,200.00 per month depending on unit size and services provided. Annual cloud licenses are available ala carte as well at a rate of $2400.00 per year per unit.

Leveraging our proprietary measurement capabilities and the BioHiTech Cloud, we anticipate a significant portion of new sales will be based on a price per pound operating expense model. As traditional waste companies charge for waste removal by weight, the ability to measure exact weight in real time along with low annual operating costs per digester, allow BioHiTech to provide services at significant discounts to traditional waste services and eliminate consumer confusion regarding potential savings. The monthly charge will include a minimum base cost sufficient to increase the likelihood of profitability even if the customer does not use the system to capacity and may be offered at a 5-10% discount to current service rates provided by traditional waste removal providers.

6

TARGET MARKETS AND MARKETING STRATEGY

Several municipalities have recently enacted ordinances prohibiting commercial food waste from being disposed of in landfills. Seattle, San Francisco, Portland (Oregon) as well as Vermont, Connecticut and Massachusetts have banned landfill disposal of food waste from large, commercial food waste generators.

PATENTS AND TRADEMARKS

BioHiTech has an exclusive global distribution license to sell, lease, use, distribute, and manufacture the product currently known as the Eco-Safe Digester and the patents related thereto pursuant to a certain Exclusive License and Distribution Agreement dated October 23, 2012, as amended, by and among BioHiTech and BioHiTech International, a company owned by Chun-Il Koh, a BioHiTech shareholder, Chun-Il Koh, Joyce Taeya Koh and Bong Soon Hwang. Under the foregoing agreement, BioHiTech pays BioHiTech International $200,000 per year for the license. The license expires on December 31, 2023. BioHiTech is the owner of the Trademark “Eco-Safe Digester”.

BioHiTech has applied for, but has not yet received, a patent for “Network Connected Weight Tracking System for a Food Waste Disposal Machine.”

CUSTOMERS

BioHiTech targets large producers of food waste as its primary customers. Industries served include but are not limited to healthcare, grocery, prisons, retail food services, education, and full service hospitality. Volume of food waste as well as traditional waste disposal costs are the primary drivers of return on investment for customers. BioHiTech is in the process of attempting to sell its products to governmental agencies including correctional facilities and hospitals as well as large private sector companies throughout the United States and abroad.

There are believed to be approximately 250,000 potential users of the Eco-Safe Digester in the United States with an additional 250,000 potential international installations.

MARKETING, SALES AND DISTRIBUTIONS

BioHiTech operates under two sales models, “in-house” direct sales and “Reseller” sales. We currently leverage four company employed sales associates that focus on maintaining and expanding “house accounts”. BioHiTech currently has eight registered domestic resellers, one registered international reseller, four independent sales agents and two international sub-distributors. Domestic resellers are granted a non-exclusive license to sell and market products and services while the two international resellers have been granted exclusive sub-distribution rights in certain geographical areas. Currently BioHiTech’s three international resellers have exclusivity in Israel, Mexico and Latin America. All resellers are required to purchase all products and consumables directly from BioHiTech. In some cases BioHiTech also provides annual service to customers of its resellers at an additional charge.

7

BioHiTech employs one full time marketing professional and contracts with various firms for design and production of its marketing materials. Our internal team of technology professionals is responsible for maintenance of BioHiTech’s website. BioHiTech supplies its resellers with any necessary marketing materials.

BioHiTech is the owner of the trademarks for “Eco-Safe Digester” and “BioBrain” which its products are marketed under.

BioHiTech is under contract with a nationally recognized Public Relations firm for representation of its products, services, and messaging to national media outlets. Our general media strategy consists of a combination of feature articles and press releases to communicate our strategic vision as well as promote our products and services.

As regulations continue to be passed regarding the disposal of food waste BioHiTech will leverage both its internal and external marketing sources to communicate to the target market the increasing level of need for its products and services.

Currently, Eco-Safe Digesters are imported from the manufacturer located in Seoul, South Korea and received at the BioHiTech headquarters and warehouse in Chestnut Ridge, New York. Each product goes through a rigorous quality control process before it is delivered to the customer. At our headquarters facility, each product is equipped with our proprietary hardware and software to enable our BioHiTech Cloud connectivity. International units may be drop shipped directly to resellers. In this event, BioHiTech ships the necessary hardware and software to its international service agents for installation prior to customer delivery.

COMPETITION

There are a handful of companies that distribute products utilizing similar technology to the Eco-Safe Digester. Most of these companies originated in Korea and we believe may have copied our technology, some with modifications. Of our competitors, our machine has the smallest footprint, requires the least amount of water to operate and is believed to be an industry leader in terms of installations and efficiency. Currently we are not aware of any direct competitor with the ability to capture and deliver real time data. We believe that our pending patent, if granted, will provide BioHiTech the right to exclude competitors from making, using or selling technology on a food waste disposal device within the scope of the patent claims, in the countries in which the patent or patents are granted.

Totally Green: Totally Green develops and markets an ORCA Green™ Machine. The “ORCA” (stands for Organic Refuse Conversion Alternative) allows for rapid composting of most organic material in institutional and commercial end-user applications. The liquid compost is channeled through the sewer system or can be returned to the soil as nourishment.

Waste to Water: Waste to Water produces the “BIO-EZ” The BIO-EZ processing units and “BIO-HELPER” microorganisms are self-contained food waste elimination systems designed to fit seamlessly in any commercial kitchen, supermarket, hotel, resort or food distribution application.

Powerknot: Based in California, Powerknot markets a product similar to other digesters.

Enviropure: Enviropure markets a similar digester to those noted above as well as a “dry” solution. Its units also are purportedly available with a scale.

8

Traditional Composting

Composting has been in existence for many years and has historically been the only option for organics disposal. Composting:

•	Relies heavily on truck collection and transportation.
•	Uses facilities that can be considered public nuisances.
•	Is very difficult to provide accurate metrics on waste volumes and generation.
•	Facilities are difficult to site and are often long distances from waste generation.
•	Is neither cost effective nor environmentally friendly.

Anaerobic Digestion

Anaerobic digesters are readily used throughout Europe. Anaerobic digestion (“AD”) is the decomposition of organic waste in the absence of oxygen. The beneficial by-product is gas to be used to generate electricity. AD facilities are beginning to be sited in the United States and are thought of as a viable disposal option for organic waste. While the technology is sound, AD facilities face various challenges in the United States. Management believes that AD facilities will continue to be developed and will be a part of the total solution for organic waste disposal. Many private equity funds have made investments in companies that own or are permitting AD facilities. The challenges to AD include:

•	Capital intensity of sizeable plants
•	Difficult to site with proximity to feedstock
•	Need steady, homogenous waste source (pre-processing is necessary)
•	Relies on traditional collection and transportation of waste (significant costs)
•	Rely on “tip fee” to subsidize operating expenses
•	Difficult to provide data to consumers (similar to composting)

RESEARCH AND DEVELOPMENT

BioHiTech is continually investing in research and development in an effort to enhance and expand upon its existing products and services. There are several research and development initiatives underway.

As water is becoming a highly scrutinized resource, BioHiTech is negotiating for the right to use a proprietary water treatment and recirculation system in conjunction with its Eco-Safe Digester. If the pilot project is successful, we will be able to achieve multiple objectives, eliminating the need for fresh water in the digestion process, eliminating the discharge of effluent to waste water treatment facilities, and the creation of “net new” water for our customers for re-use within their facilities for general purposes.

As customers gain an appreciation for the transparency provided by the BioHiTech Cloud on their food waste they have expressed the desire to track other recyclable and waste products using our existing dashboard. As the core technology already exists, we are currently in the process of adapting our weight capture and presentation to be deployed on various other waste equipment located within our customers’ locations. The success of this pilot project would provide the ability to expand our software as a service offerings under additional license fees for each piece of equipment. These pieces of equipment have been utilized for many years and provide a significant target market based on their historical presence.

As we recognize some customers’ desire to re-capture nutrients from food waste to be used for the generation of electricity via Anaerobic digestion, we have begun to provide the ability to capture effluent from the Eco-Safe Digester as feedstock for the AD process. Testing is being performed with a regional anaerobic digestion company to determine whether our units indeed produce a valuable feedstock with energy value. By utilizing our technology the customer is able to treat waste at its point of generation, measure and analyze waste volumes via the BioHiTech Cloud, transport the residual in a more cost effective and environmentally friendly means and ultimately convert its food to energy via the AD process. If successful, this is hoped to provide a more sustainable model for AD as it would reduce costs of logistics and eliminate the need for government subsidy. We hope this solution can be widely deployed in Europe where anaerobic digestion is more widely accepted.

9

Similar to the anaerobic digestion project, BioHiTech is currently in discussion with an entity to use the Eco-Safe Digester effluent as feedstock for the production of organic fertilizer. In this model, effluent would be captured and transported to a manufacturing facility where it will serve as the primary feedstock for organic liquid fertilizer. If successful, the benefits are similar as noted above with the ultimate product being fertilizer as opposed to electricity. We believe there is a high demand for this type of product in certain farm areas of the United States.

MANAGEMENT AND EMPLOYEES

As of the date of this Report, BioHiTech has 19 full time and one part time employees. We believe we enjoy good employee relations. None of our employees are members of any labor union, and we are not a party to any collective bargaining agreement.

PROPERTIES

The company does not own any physical location. The company currently leases its corporate headquarters and warehouse in Chestnut Ridge, NY as well as its technology development office in Harrisburg, PA. We believe that our current headquarters and warehouse facility are sufficient in size for current and future operations. The current leases for the headquarters and warehouse expire in 2020 each containing a renewal option for an additional five-year period. The company is currently in negotiations to relocate its technology development office to an alternate site in Harrisburg, PA and expects to do so no later than December 31, 2015.

LIQUIDITY AND CAPITAL RESOURCES

The Company generates revenues from sales of its Eco-Safe Digester and related goods and services. The Company's other known potential sources of capital are possible proceeds from private placements, issuance of notes payable, loans from its officers, and cash from future revenues after the Company commences sales. The Company may require additional financing to continue operations, and there is no assurance that such additional financing will be available.

POTENTIAL FUTURE PROJECTS AND CONFLICTS OF INTEREST

Members of the Company’s management may serve in the future as an officer, director or investor in other entities. Neither BioHiTech nor any of its shareholders would have any interest in these other companies’ projects. Management believes that it has sufficient resources to fully discharge its responsibilities for all current and future BioHiTech projects.

GOVERNMENT REGULATION

We believe we are in compliance with applicable federal, state and other regulations and that we have compliance programs in place to ensure compliance going forward. There are no regulatory notifications or actions pending.

10

LEGAL MATTERS

None.

RELATED PARTY TRANSACTIONS

We currently rent our corporate office headquarters from a company partially owned by two shareholders. As we require additional office and/or warehouse space, we may opt to expand upon the existing lease. The lease is structured on terms deemed arm’s length.

Currently the Eco-Safe Digester is manufactured in South Korea by a company owned by one of BioHiTech’s shareholders. The global distribution rights of the Eco-Safe Digester were in place prior to that shareholder acquiring his equity interest and is on terms deemed arm’s length.

RISK FACTORS

OUR SECURITIES ARE HIGHLY SPECULATIVE, AND PROSPECTIVE PURCHASERS SHOULD BE AWARE THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION IN THIS CURRENT REPORT AND RELATED EXHIBITS, INCLUDING OUR FINANCIAL STATEMENTS.

Risks Related to Our Business

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect the Company’s business, including our ability to raise additional funds.

We face substantial competition in the waste services industry, and if we cannot successfully compete in the marketplace, our business, financial condition and results of operations may be materially adversely affected.

The waste services industry is highly competitive, has undergone a period of consolidation and requires substantial labor and capital resources. Some of the markets in which we compete are served by one or more of large companies, established, that are more well-known and better financed than we are. Intense competition exists not only to provide services to customers, but also to develop new products and services and acquire other businesses within each market. Some of our competitors have significantly greater financial and other resources than we do.

In our waste disposal markets, we also compete with operators of alternative disposal and recycling facilities. We also increasingly compete with companies which seek to use waste as feedstock for renewable energy supplies. Public entities may have financial advantages because of their ability to charge user fees or similar charges, impose tax revenues, access tax-exempt financing and, in some cases, utilize government subsidies.

11

If our Eco-Safe Digester is unable to successfully compete in the marketplace, our business and financial condition could be materially adversely affected.

The waste services industry is subject to extensive and rapidly-changing government regulation. Changes to one or more of these regulations would cause a decrease in the demand for our Eco-Safe Digester System.

We currently have only a single waste processing product, the Eco-Safe Digester. We believe the demand for this product is created directly in response to recent municipal laws and regulation prohibiting certain large, commercial food manufacturers, retailers and catering halls from discarding food wastes to landfills. The Eco-Safe Digester is just one solution for these businesses to comply with these regulations. If there was a change to or elimination of these regulations, the demand for our product would almost certainly be greatly reduced and our income would, as a result, be adversely affected.

Currently, the microorganisms we employ in the Eco-Safe Digester are approved for use to reduce food waste and to be poured into conventional sewer systems. However, if it was determined that we could no longer use these microorganisms, there is no guarantee that we could develop a replacement process to assure that we could continue to sell our products. Also, we would likely face claims from current customers were they unable to use the Eco-Safe Digesters for food wasted disposal.

We may also incur the costs of defending against environmental litigation brought by governmental agencies and private parties. We are, and also may be in the future, a defendant in lawsuits brought by parties alleging environmental damage, personal injury, and/or property damage, or which seek to overturn or prevent authorization of our products, all of which may result in us incurring significant liabilities.

We may engage in acquisitions in the future with the goal of complementing or expanding our business, including developing additional disposal products and complementary services. However, we may be unable to complete these transactions and, if executed, these transactions may not improve our business or may pose significant risks and could have a negative effect on our operations.

We may in the future, make acquisitions in order to acquire or develop additional disposal products and complementary services. In addition, from time to time we may acquire businesses that are complementary to our core business strategy. We may not be able to identify suitable acquisition candidates. If we identify suitable acquisition candidates, we may be unable to successfully negotiate acquisitions at a price or on terms and conditions acceptable to us, including as a result of the limitations imposed by our debt obligations. Further, we may be unable to obtain the necessary regulatory approval to complete potential acquisitions.

Our ability to achieve the benefits of any potential future acquisition, including cost savings and operating efficiencies, depends in part on our ability to successfully integrate the operations of such acquired businesses with our operations. The integration of acquired businesses and other assets may require significant management time and resources that would otherwise be available for the ongoing management of our existing operations.

We have inadequate capital and need for additional financing to accomplish our business and strategic plans.

We have very limited funds, and such funds are not adequate to develop our current business plan. Our ultimate success may depend on our ability to raise additional capital. In the absence of additional financing or significant revenues and profits, the Company will have to approach its business plan from a much different and much more restricted direction, attempting to secure additional funding sources to fund its growth, borrowing money from lenders or elsewhere or to take other actions to attempt to provide funding. We cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us.

12

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. Our operations are subject to all the risks inherent in the establishment of a new business enterprise. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays that are frequently encountered in a newly-formed company. There can be no assurance that at this time that we will operate profitably or will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

•	increasing awareness of our brand name;
•	meeting customer demand and standards;
•	attaining customer loyalty;
•	developing and upgrading our product and service offerings;
•	implementing our advertising and marketing plan;
•	maintaining our current strategic relationships and developing new strategic relationships;
•	responding effectively to competitive pressures; and
•	attracting, retaining and motivating qualified personnel.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

We may not be able to continue as a going concern.

We had an accumulated deficit of $9,325,328 at December 31, 2014, a net loss of $3,698,722 and net cash used in operating activities of $2,655,940 for the period then ended. These factors raise substantial doubt in the minds of our auditors about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. If the Company cannot continue as a going concern, its stockholders may lose their entire investment.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively.

Our performance is largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to retain and motivate existing employees. Due to our reliance upon its skilled laborers, the failure to attract, integrate, motivate, and retain current and/or additional key employees could have a material adverse effect on our business, operating results and financial condition. We do not maintain key person life insurance for any of our employees.

13

If we fail to manage growth or to prepare for product scalability effectively, it could have an adverse effect on our employee efficiency, product quality, working capital levels and results of operations.

Any significant growth in the market for our products or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. As of August 6, 2015, we had 19 full time employees outside of our management team. During any period of growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the development of new products, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute on its business strategies, then our development, including the establishment of revenues and our sales and marketing activities would be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

If we are unable to retain key executives and other key affiliates, our growth could be significantly inhibited and our business harmed with a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel. Frank E. Celli, our Chief Executive Officer, Robert Joyce, our Chief Operating Officer, and William Kratzer, our Chief Technology Officer, perform key functions in the operation of our business. The loss of any of these could have a material adverse effect upon our business, financial condition, and results of operations. If we lose the services of any senior management, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and prospects.

Our financial results may not meet the expectations of investors and may fluctuate because of many factors and, as a result, investors should not rely on our revenue and/or financial projections as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations investors may negatively impact the value of our securities. Operating results may fluctuate due to a variety of factors that could affect revenues or expenses in any particular quarter. Fluctuations in operating results could cause the value of our securities to decline. Investors should not rely on revenue or financial projections or comparisons of results of operations as an indication of future performance. As a result of the factors listed below, it is possible that in future periods results of operations may be below the expectations of investors. This could cause the market price of our securities to decline. Factors that may affect our quarterly results include:

14

•	delays in sales resulting from potential customer sales cycles;
•	variations or inconsistencies in return on investment models and results;
•	changes in competition; and
•	changes or threats of significant changes in legislation or rules or standards that would change the drivers for product adoption.

Our strategy may include acquiring companies which may result in unsuitable acquisitions or failure to successfully integrate acquired companies, which could lead to reduced profitability.

We may embark on a growth strategy through acquisitions of companies or operations that complement existing product lines, customers or other capabilities. We may be unsuccessful in identifying suitable acquisition candidates, or may be unable to consummate desired acquisitions. To the extent any future acquisitions are completed, we may be unsuccessful in integrating acquired companies or their operations, or if integration is more difficult than anticipated, we may experience disruptions that could have a material adverse impact on future profitability. Some of the risks that may affect our ability to integrate, or realize any anticipated benefits from, acquisitions include:

•	unexpected losses of key employees or customer of the acquired company;
•	difficulties integrating the acquired company’s standards, processes, procedures and controls;
•	difficulties coordinating new product and process development;
•	difficulties hiring additional management and other critical personnel;
•	difficulties increasing the scope, geographic diversity and complexity of our operations;
•	difficulties consolidating facilities, transferring processes and know-how;
•	difficulties reducing costs of the acquired company’s business;
•	diversion of management’s attention from our management; and
•	adverse impacts on retaining existing business relationships with customers.

We are operating in a highly competitive market and we are unsure as to whether or not there will be any consumer demand for our services.

Some of our competitors are much larger and better capitalized than we are. It may be that our competitors will better address the same market opportunities that we are addressing. These competitors, either alone or with collaborative partners, may succeed in developing business models that are more effective or have greater market success than our own. The Company is especially susceptible to larger companies that invest more money in marketing. Moreover, the market for our services is potentially large but highly competitive. There is little or no hard data that substantiates the demand for our services or how this demand will be segmented over time.

There is no assurance that the Company will operate profitably or will generate positive cash flow in the future.

The Company is continuing to develop its customer base and advertising revenues and it is anticipated that it will continue to incur significant losses for the foreseeable future as it carries on this process. In addition, the Company’s operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the level of competition and general economic conditions.

15

We may rely on the success of viral marketing to expand consumer awareness of our service.

If we are unable to maintain or increase the efficacy of our viral marketing strategy or if we otherwise decide to expand the reach of our marketing through use of more costly marketing campaigns, we may experience an increase in marketing expenses which could have an adverse effect on our results of operations. We cannot assure you that we will be successful in maintaining or expanding our listener base and failure to do so would materially reduce our revenue and adversely affect our business, operating results and financial condition.

Risks Related To The Securities Markets And Investments In Our Common Stock

Our Executive Officers and certain stockholders possess the majority of our voting power, and through this ownership, control our Company and our corporate actions.

Our current executive officers and certain large shareholders of the Company, hold approximately 40% of the voting power of the outstanding shares immediately after the Merger. These officers have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. As such, our executive officers have the power to prevent or cause a change in control; therefore, without their consent we could be prevented from entering into transactions that could be beneficial to us.  The interests of our executive officers may give rise to a conflict of interest with the Company and the Company’s shareholders. For additional details concerning voting power please refer to the section below entitled “Description of Securities.”

There is a substantial lack of liquidity of our common stock and volatility risks.

Our common stock is quoted on the OTCBB under the symbol “SWFR.” The liquidity of our common stock is very limited and is affected by our limited trading market. The OTCBB market is an inter-dealer market much less regulated than the major exchanges, and is subject to abuses, volatilities and shorting. There is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded.

The trading volume of our common stock may be limited and sporadic. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. As a result of such trading activity, the quoted price for our common stock on the OTCBB may not necessarily be a reliable indicator of our fair market value.  In addition, if our shares of common stock cease to be quoted, holders would find it more difficult to dispose of or to obtain accurate quotation as to the market value of, our common stock and as a result, the market value of our common stock likely would decline.

16

The market price for our stock may be volatile and subject to fluctuations in response to factors, including the following:

•	The increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the Merger may limit interest in our securities;
•	variations in quarterly operating results from the expectations of securities analysts or investors;
•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;
•	announcements of new products or services by us or our competitors;
•	reductions in the market share of our products;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	general technological, market or economic trends;
•	investor perception of our industry or prospects;
•	insider selling or buying;
•	investors entering into short sale contracts;
•	regulatory developments affecting our industry; and
•	additions or departures of key personnel.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Because we became public by means of a “reverse business combination,” we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse business combination.” Securities analysts of major brokerage firms and securities institutions may not provide coverage of us because there were no broker-dealers who sold our stock in a public offering that would be incentivized to follow or recommend the purchase of our common stock. The absence of such research coverage could limit investor interest in our common stock, resulting in decreased liquidity.  No assurance can be given that established brokerage firms will, in the future, want to cover our securities or conduct any secondary offerings or other financings on our behalf.

Our common stock may never be listed on a major stock exchange.

While we may seek the listing of our common stock on a national or other securities exchange at some time in the future, we currently do not satisfy the initial listing standards and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid, and our common stock price may be subject to increased volatility.

17

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself. In addition, the OTCQB and OTCBB is subject to extreme price and volume fluctuations in general.  This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  A decline in the price of our common stock could be especially detrimental to our liquidity and our operations.  Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations.  If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations.  If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Concentrated ownership of our common stock creates a risk of sudden changes in our common stock price.

The sale by any shareholder of a significant portion of their holdings could have a material adverse effect on the market price of our common stock.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

18

A substantial majority of the outstanding shares of Common Stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”).  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock.  Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCBB).  A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

The securities issued in connection with the Merger are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of common stock being issued in connection with the Merger are being issued in reliance on an exemption from the registration requirements under Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Consequently, these securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements. As a result, a purchaser who receives any such securities issued in connection with the Merger may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

If we issue additional shares or derivative securities in the future, it will result in the dilution of our existing stockholders.

Our Certificate of Incorporation, as amended, authorizes the issuance of up to 20,000,000 shares of common stock, $0.0001 par value per share. Our board of directors may choose to issue some or all of such shares, or derivative securities to purchase some or all of such shares, to provide additional financing in the future.

We do not plan to declare or pay any dividends to our stockholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public company may strain our resources and distract management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements are extensive. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.

19

We may incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements.  We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective.  New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future.  Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

POST-EXCHANGE BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK

The following table provides information, immediately after the Merger, regarding beneficial ownership of our Common Stock by: (i) each person known to us who beneficially owns more than five percent of our Common Stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

20

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Shareholder (1)	Beneficial Ownership	Percent of Class (2)
Frank E. Celli	1,292,585	17.2%
Robert A. Joyce	269,345	3.6%
Harriet Hentges	-	-
Robert A. Graham (3)	644,994	-
James D. Chambers (4)	837,296	-
Douglas M. Van Oort	-	-
Officers and Directors as a Group (6 persons)	3,044,220	40.6%

Other 5% Holders
Conundrum Capital Partners LLC	837,296	11.2%
Penn Venture Partners, L.P.	644,994	8.6%

(1)	The address for all officers, directors and beneficial owners is 80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977.
(2)	Based upon 7,500,000 shares of common stock outstanding as of August 6, 2015.
(3)	Includes 644,994 shares held by Penn Venture Partners, L.P. over which Mr. Graham holds voting and dispositive power. The address for Penn Venture Partners, L.P. is 132 State Street, Harrisburg, PA 17101.
(4)	Includes 837,296 shares held by Conundrum Capital Partners LLC over which Mr. Chambers holds voting and dispositive power. The address for Conundrum Capital Partners LLC is 317 Eatons Landing Drive, Annapolis, MD 21401.

MANAGEMENT

Name	Age	Position
Frank E. Celli	45	Chairman and Chief Executive Officer
Robert A. Joyce	56	Chief Operating Officer

Frank E. Celli, 45, Chief Executive Officer

Mr. Celli has over 25 years of waste industry experience. Mr. Celli joined BioHiTech in 2008.  Prior thereto and until 2007, Mr. Celli was co-founder and Chief Executive Officer of Interstate Waste Services, during which time that company achieved growth of over $150 million in revenue. During his time at Interstate Waste he was responsible for all aspects of the business including collection, recycling, landfills and emerging technologies. After selling his interests in Interstate Waste, Mr. Celli transitioned to BioHiTech. He also serves as a director and officer of Entsorga West Virginia, a company that is currently developing one of the first Mechanical Biological Treatment facilities in the United States. Mr. Celli earned a Bachelors of Science from Pace University’s Lubin School of Business in 1992.

Robert A. Joyce, 56, Chief Operating Officer

Mr. Joyce joined BioHiTech in October 2013 as its Chief Operating Officer. Prior thereto and prior to 1998, Mr. Joyce held technical, sales and management roles at Sun Microsystems and Arthur D. Little, Inc., Mr. Joyce served as the Chief Executive Officer of Perfect Order, Inc. a software and services company, from 1998 until it was acquired by Versatile Systems in 2005, for whom Mr. Joyce went on to serve as President.

21

Harriet Hentges, 74, Director

Ms. Hentges joined BioHiTech as Director in August 2015. She simultaneously serves as the president of Hentges Associates, an advisory firm on sustainability and corporate responsibility. Prior to starting Hentges Associates in (year), she was a principal in Hentges Kahn & Strauss (HKS) LLC, a consulting practice for food producers, manufactures and grocery retailers aimed at fostering a more sustainable food system. Ms. Hentges has held key posts in strategy development and implementation at Sears Roebuck, Wal-Mart and Ahold USA. At Sears World Trade, She created the Planning and Research capability for the startup company.

Ms. Hentges received a doctorate in International Economics from Johns Hopkins University and is an adjunct professor at Georgetown University, teaching a graduate course in corporate responsibility and sustainability.

Robert A. Graham, 56, Director

Mr. Graham joined BioHiTech as a Director in October 2013. Simultaneously therewith and from 2010, Mr. Graham has served as Managing Director of the Management Company of Penn Venture Partners, L.P. Mr. Graham has over 25 years of operational and financial executive management experience including extensive experience in the acquisitions and sales of companies. Prior thereto and from 2008 to 2010, Mr. Graham served as President of RG Consulting, a financial and management consulting company. Prior thereto and from 2001 to 2008, Mr. Graham served eight years as President and Chief Executive Officer of Dorland Healthcare Information. He also served as the Executive Vice-President and Chief Financial Officer of Broadreach Consulting from 1998 to 2000 and was Vice President of Finance and Chief Operating Officer of Legal Communications, Ltd. from to and from 1989 to 1998. He started his career in the finance department of Transport International Pool where he held various financial positions, the final of which was as Assistant Controller before he left in 1988. He received his Masters of Business Administration with a concentration in Finance from Saint Joseph’s University and a B.A. from LaSalle University.

James D. Chambers, 58, Director

Mr. Chambers joined BioHiTech in 2008. Prior thereto and from January 1997 to September 2000, Mr. Chambers served as President of Business Services, Senior Vice President of Marketing and Business Development, and Vice President of Administration of Quest Diagnostics, Inc. Prior thereto and from June 1986 to January 1997, Mr. Chambers served in several executive positions in the US and abroad at Corning Incorporated. Mr. Chambers Earned his BA at Dickinson College in History and Political Science, and his MBA in Finance at Southern Methodist University, as well as a Masters in International Management from the Thunderbird School of International Management. Mr. Chambers has more than 30 years’ experience in diverse industries, functions, and geographic locations, with a proven track record in challenging environments requiring innovation, analytical problem solving, and leadership skills.

Douglas M. Van Oort, 59, Director

Mr. Van Oort joined the Board of Directors of BioHiTech in August 2015. Simultaneously therewith, and since 2009 Mr. Van Oort has served as the Chairman and Chief Executive Officer of NeoGenomics. From 1982 to 1995, Mr. Van Oort served in various positions at Corning Incorporated an ultimately held the position of Executive Vice President and CFO of Corning Life Sciences, Inc. In 1995, Corning Incorporated spun off Corning Life Sciences, Inc. into two companies, Quest Diagnostics and Covance, Inc. Mr. Van Oort serves as a member of the board of directors of several privately held companies. In addition, since 2000, Mr. Van Oort is the Co-Owner of Vision Ace Hardware, LLC, a retail hardware chain. Mr. Van Oort is a graduate of Bentley University.

22

Summary Compensation of Executive Officers

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as the Company’s principal executive officer during the last three completed fiscal years ending December 31, 2014 and 2013; (ii) each other individual that served as an executive officer of the Company at the conclusion of the fiscal year ended December 31, 2014 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year.

Summary Compensation of Executive Officers

Name and Principal Position	Year	Salary	Bonus	Equity Awards	Option Awards	All Other Compensation	Total
Shaul Martin, President, Secretary, Treasurer,	2014	—	—	—	—	—	—
Chief Executive Officer and Chief Financial Officer**	2013	—	—	—	—	—	—
Benyamin Anshin	2014	—	—	—	—	—	—
	2013	—	—	—	—	—	—
Frank E. Celli*	2015	—	—	—	—	—	—
Robert A. Joyce*	2015	—	—	—	—	—	—
William M. Kratzer*	2015	—	—	—	—	—	—

*	Appointed August 6, 2015. Each of Mr. Celli and Mr. Joyce were executive officers of BioHiTech prior to the Merger. Dose not include any compensation paid from Bio Hi Tech America LLC.
**	Resigned effective August 6, 2015. Messrs. Martin and Anshin was the officer of Registrant prior to the Merger.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option and non-vested stock award held by each of the Company’s named executive officers as of August 6, 2015.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Shaul Martin, **	—	—	—	—
Benyamin Anshin**	—	—	—	—
Frank E. Celli*	—	—	—	—
Robert A. Joyce*	—	—	—	—
William M. Kratzer*	—	—	—	—

*	Appointed August 6, 2015. Each of Mr. Celli and Mr. Joyce were executive officers of BioHiTech prior to the Merger.
**	Resigned effective August 6, 2015. Messrs. Martin and Anshin were the officers of Registrant prior to the Merger.

23

Compensation of Directors

The Company did not pay any fees to their respective directors for attendance at meetings of the board; however, the Company may adopt a policy of making such payments in the future.  The Company may reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock consists of 30,000,000 shares of capital stock, par value $0.0001 per share, of which 20,000,000 shares are common stock, par value $0.0001 per share and 10,000,000 shares are “blank check” preferred stock, par value $0.0001 per share. After the closing of the Merger, the Company had 30,000,000 shares of common stock issued and outstanding held by approximately 47 shareholders of record, excluding an unknown amount of shareholders holding their ownership in street name.

Common Stock

Holders of Company’s common stock are entitled to one vote per share on each matter submitted to vote at a meeting of Company’s stockholders. Holders of common stock do not have cumulative voting rights. Stockholders do not have any preemptive rights or other similar rights to acquire additional shares of Company’s common stock or other securities. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of common stock entitles its holder to participate ratably in all remaining assets of the Company that are available for distribution to stockholders after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

Preferred Stock

The Company’s Amended Certificate of Incorporation authorizes the issuance of 10,000,000 shares of “Blank Check” Preferred Stock, par value $0.0001 per share, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. There are no shares of Preferred Stock outstanding.

24

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S’ COMMON STOCK AND RELATED SHAREHOLDER MATTERS

(a)	Market information.

Our common stock first became quoted on the Over-the-Counter Bulletin Board, or “OTCBB” under the trading symbol “SWFR” on March 27, 2014. The following table lists the high and low bid information for our common stock as quoted on the OTCBB for the fiscal years ended 2014 and 2013, respectively:

	Price Range
Quarter Ended	High ($)	Low ($)
December 31, 2014	0	0
September 30, 2014	0	0
June 30 2014	0	0
March 31, 2014	0	0
December 31, 2013	N/A	N/A
September 30, 2013	N/A	N/A
June 30, 2013	N/A	N/A
March 31, 2013	N/A	N/A

The above quotations from the OTCBB reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

(b)	Holders.

The number of record holders of our common stock as of August 10, 2015, was approximately 47 based on information received from our transfer agent. This amount excludes an indeterminate number of shareholders whose shares are held in “street” or “nominee” name with a brokerage firm or other fiduciary.

(c) Dividends.

We have not paid or declared any cash dividends on our common stock and we do not anticipate paying dividends on our common stock for the foreseeable future.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company’s Certificate of Incorporation and By-laws provide, to the fullest extent permitted by Delaware law, that the officers and directors of the Company who was or is a party to or is threatened to be made a party to, any threatened, or pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of fact that he/she is or was acting as the incorporator, officer, director or nominee officer/director or was serving in any capacity at any time. Furthermore, it is the responsibility of the Company to pay for all legal expenses that may occur on behalf of the party who may come under any such type of action.

25

Delaware General Corporate Law (“GCL”) Section 145 provides the Company with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under GCL Section 145, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Pursuant to the Company’s Certificate of Incorporation and By-laws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by GCL, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Anti-Takeover Effects of Provisions of Delaware State Law

We may be or in the future we may become subject to Delaware’s control share law. We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

26

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Anti-Takeover Charter Provisions

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable. In particular, our Certificate of Incorporation and Bylaws, as applicable, among other things, will:

•	provide our Board of Directors with the ability to alter our Bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders; and

•	provide that vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring our company, even if doing so would be beneficial to its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

A corporation is subject to Delaware’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Delaware, and if the corporation does business in Delaware or through an affiliated corporation.

27

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

Delaware ‘s control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Delaware has a business combination law, which prohibits certain business combinations between Delaware corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Delaware law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Delaware ‘s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Management’s Discussion and Analysis or Plan of Operation

This discussion should be read in conjunction with the other sections of this Current Report, including “Risk Factors,” “Description of the Company” and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Current Report. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results may differ materially.

28

Pursuant to the Merger Agreement, the Registrant agreed to acquire all of the outstanding membership interests of BioHiTech in exchange for the issuance of an aggregate of 6,975,000 shares (the “Merger Shares”) of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”). As a result of the Exchange, BioHiTech became a wholly-owned subsidiary of the Registrant. Following the consummation of the Merger, the interestholders of BioHiTech will beneficially own approximately ninety-three percent (93%) of the issued and outstanding Common Stock of the Registrant. Pursuant to the terms of the Merger Agreement, certain of the Registrant’s shareholders agreed to retire 8,515,000 shares of the Registrant’s Common Stock. The parties have taken the actions necessary to provide that the Exchange is treated as a “tax free exchange” under Section 351 of the Internal Revenue Code of 1986, as amended.

Additionally, on August 6, 2015, the Company amended its outstanding Common Stock Certificate of Incorporation to: (i) change its name to BioHiTech Global, Inc.; and (ii) amend the number of its authorized shares of capital stock from 200,000,000 shares to 30,000,000 consisting of (a) 20,000,000 shares were designated as Common Stock and (b) 10,000,000 shares were designated as blank check preferred stock.

GOING CONCERN

We have incurred losses since inception have net cash used from our operations through the year ended December 31, 2013. Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management is planning to raise necessary additional funds through loans and additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital or in further developing its operations

Liquidity and Capital Resources

We will require substantial additional financing in order to execute our business expansion and development plans and we may require additional financing in order to sustain substantial future business operations for an extended period of time. We currently do not have any firm arrangements for financing and we may not be able to obtain financing when required, in the amounts necessary to execute on our plans in full, or on terms which are economically feasible. If we are unable to obtain the necessary capital to pursue our strategic plan, we may have to reduce the planned future growth of our operations.

Off Balance Sheet Arrangements

As of August 6, 2015, there were no off balance sheet arrangements.

Basis of Presentation

The financial statements of the Company are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Critical Accounting Policies

29

Use of Estimates

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States requires the Company to exercise considerable judgment with respect to establishing sound accounting policies and in making estimates and assumptions that affect the reported amounts of assets and liabilities, recognition of revenues and expenses, and disclosure of commitments and contingencies at the date of the financial statements.

Management bases its estimates on historical experience, knowledge of the Company’s business and industry, current and expected economic conditions, the attributes of the Company’s products, the regulatory environment, and in certain cases, the results of outside appraisals. The Company periodically re-evaluates its estimates and assumptions with respect to these judgments and modifies its approach when circumstances indicate that modifications are necessary. These estimates and assumptions form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

While the Company believes that the factors it evaluates provide the Company with a meaningful basis for establishing and applying sound accounting policies, the Company cannot guarantee that the results will always be accurate. Since the determination of these estimates requires the exercise of judgment, actual results could differ from such estimates.

The Company believes that the following accounting policies are the most critical to aid you in fully understanding and evaluating its reported financial results and affect the more significant judgments and estimates that the Company uses in the preparation of its financial statements.

Accounts Receivable

The Company’s policy is to reserve for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance for doubtful accounts is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Other factors that the Company considers include its existing contractual obligations, historical payment patterns of its customers and individual customer circumstances. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Long-Lived Assets

The Company periodically reviews the carrying values of its long-lived assets when events or changes in circumstances indicate that it is more likely than not that their carrying values may exceed their realizable values, and records impairment charges when considered necessary. When circumstances indicate that an impairment may have occurred, the Company tests such assets for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of such assets and their eventual disposition to their carrying amounts. In estimating these future cash flows, assets and liabilities are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows generated by other such groups. If the undiscounted future cash flows are less than the carrying amount of the asset, an impairment loss, measured as the excess of the carrying value of the asset over its estimated fair value, will be recognized. The cash flow estimates used in such calculations are based on estimates and assumptions, using all available information that management believes is reasonable.

30

Revenue Recognition

The Company generates revenue from the sales of its EcoSafe Digester units to large-chain restaurants, hospitals, grocery stores, schools, federal prisons, resellers with government contracts and hotels. The Company also generates revenue from: (a) rental income on leased units, (b) installation and maintenance, (c) sales of spare parts and (d) its BioHitech cloud technology platform.

The Company generates revenue from multiple-element arrangements, which typically include product sales and installation services. The Company records revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the fee is fixed or determinable, and (iv) collectability of the sale is reasonably assured. The Company’s arrangements do not contain general rights of return.

The Company follows accounting guidance for revenue recognition of multiple-element arrangements to determine whether such arrangements contain more than one unit of accounting. Multiple-element arrangements require the delivery or performance of multiple products, services and/or rights to use assets. To qualify as a separate unit of accounting, the delivered item must have value to the customer on a standalone basis and revenue is allocated to each deliverable in the arrangement based on the relative fair value of the respective deliverable. The Company’s product sales and installation services have standalone value as these products and services are sold separately by the Company, and the Company has established “vendor specific objective evidence” (“VSOE”) of fair value for determining the fair value of each element.

The Company recognizes revenue “FOB destination.” Delivery to the customer is deemed to have occurred when the customer takes title to the product. Generally, title passes to the customer upon delivery to the customer’s site. Payment terms generally require a deposit once an order is placed with the balance due upon delivery of the product to the customer.

Installation revenue is recognized once the digester unit has been installed and accepted by the customer. Maintenance fees are recognized ratably over the period of the service agreement, which is generally twelve months. Revenue from the sale of spare parts is recognized when the spare parts are shipped, which is when title passes to customer. Revenue earned from renting digester units to customers is recognized on a monthly basis over the term of the lease. Revenue earned on the technology platform is recognized ratably over the period of the service agreement, which is generally twelve months.

31

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU No. 2014-09, “Revenue from Contracts with Customers” (ASU 201-09). ASU 201-09 provides guidance for revenue recognition and affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets and supersedes the revenue recognition requirements in Topic 605, “Revenue Recognition,” and most industry-specific guidance. The core principle of ASU 2014-09 is the recognition of revenue when a company transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, companies will need to use more judgment and make more estimates than under the current guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 is effective for fiscal years beginning after December 15, 2016 and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). Early adoption is not permitted. The Company is currently evaluating the method and impact the adoption of ASU 2014-09 will have on its financial statements and disclosures.

32

In August 2014, the FASB issued ASU 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 provides guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The amendments in ASU 2014-15 are effective for annual reporting periods ending after December 15, 2016, and for annual and interim periods thereafter. Early adoption is permitted. The Company will adopt the methodologies prescribed by ASU 2014-15 by the date required, and does not anticipate that the adoption of ASU 2014-15 will have a material effect on its financial position or results of operations.

In April 2015, the FASB issued ASU No. 2015-03, “Interest - Imputation of Interest” (“ASU 2015-03”). ASU 2015-03 simplifies the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts or premiums. The recognition and measurement guidance for debt issuance costs would not be affected by the amendments of ASU 2015-03. For public business entities, ASU 2015-03 is effective for financial statements issued for fiscal years beginning after December 31, 2015, and interim periods within those fiscal years. For all other entities, ASU 2015-03 is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption is permitted for financial statements that have not been previously issued. The Company does not anticipate that the adoption of ASU 2015-03 will have a material effect on its financial position or results of operations

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As disclosed in Item 2.01, in connection with the Merger, the Company issued an aggregate of 6,975,000 shares of its common stock to the interest holders of BioHiTech.

The Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on its belief that the issuance of such securities did not involve a public offering, as there were fewer than 35 “non-accredited” investors, all of whom, either alone or through a purchaser representative, had such knowledge and experience in financial and business matters so that each was capable of evaluating the risks of the investment.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.01.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.02.

33

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The disclosures set forth in Item 2.01 are hereby incorporated by reference to this Item 5.03.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

Number	Description
2.1	Agreement of Merger and Plan of Reorganization between Swift Start Corp., BioHiTech Global, Inc. and Bio Hi Tech America, LLC, dated August 6, 2015 (1)
3.1	Amended and Restated Certificate of Incorporation of BioHiTech Global, Inc. (1)
3.2	By-laws (2)
3.3	Certificate of Formation of Bio Hi Tech America, LLC (1)
3.4	Amended and Restated Operating Agreement of Bio Hi Tech America, LLC (1)
99.1	Press Release, dated August 11, 2015 (1)
99.2	Bio Hi Tech America LLC audited financial statements for the fiscal years ended December 31, 2014 and 2014 (3)
99.3	Bio Hi Tech America LLC unaudited financial statements for the period ended June 30, 2015 (3)
99.4	Unaudited ProForma Condensed Combined Financial Information as of June 30, 2015 (3)

(1)	Previously filed on the Current Report on Form 8-K filed on August 11, 2015.

(2)	Incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 filed on November 7, 2013.
(3)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2015	BIOHITECH GLOBAL, INC.

	By:	/s/ Frank E. Celli
Name: Frank E. Celli
Title: Chief Executive Officer

34